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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-15111, 333-34103, 333-61907, 333-93429 and 333-37546) of Advanced Digital Information Corporation of our report dated December 1, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Seattle, Washington
January 17, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS